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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 22, 2025
Date of Report (Date of earliest event reported)
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Penumbra, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par value $0.001 per share	PEN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2025, the Board of Directors (the “Board”) of Penumbra, Inc. (the “Company”) appointed Shruthi Narayan as President of the Company, effective September 1, 2025. Ms. Narayan, 41, joined Penumbra in 2013, serving as a product manager starting off on the stroke franchise, then transitioning to help build the peripheral vascular division and commercialize the Company's vascular portfolio of embolization and thrombectomy products globally. In September 2023, Ms. Narayan was promoted to EVP and General Manager, Interventional, and also served as President, Interventional from January 2025 until her appointment as President of the Company. Prior to joining Penumbra, Ms. Narayan worked for Medtronic, Inc. in engineering, regulatory affairs and then in the cardiovascular sales organization. Ms. Narayan received a B.S. in Electrical Engineering from Anna University, India and a M.S. in Biomedical Engineering from University of Southern California, with a focus on Medical Device Commercialization.

Ms. Narayan has no family relationship with any of the executive officers or directors of the Company. Ms. Narayan’s spouse is the Founder and Chief Executive Officer of N28 Technologies Inc. (“N28”), an information technology (“IT”) service provider. The Company and N28 have entered into a series of commercial agreements relating to IT services provided and to be provided by N28 in connection with certain of the Company's IT projects and initiatives, and the parties may enter into additional agreements in the future. The total aggregate value of payments made by the Company to N28 under these agreements since January 1, 2024 amounts to approximately $2 million. The transactions between the Company and N28 have been approved by the Nominating and Corporate Governance Committee of the Board in accordance with the Company's Related Person Transaction Policy.

In connection with Ms. Narayan's appointment as President of the Company, the Compensation Committee of the Board approved an equity grant, effective September 15, 2025, to Ms. Narayan of restricted stock units with an aggregate value of approximately $2.5 million under the Company's Amended and Restated 2014 Equity Incentive Plan. The restricted stock units will vest in equal annual installments over four years, subject to Ms. Narayan's continued service with the Company through each vesting date.

Adam Elsesser, who served in the role of President prior to Ms. Narayan's appointment, will continue in his roles as Chairman of the Board and Chief Executive Officer of the Company.

Item 7.01.	Regulation FD Disclosure.
On August 27, 2025, the Company issued a press release in connection with Ms. Narayan's appointment as President of the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Penumbra, Inc. dated August 27, 2025.
104	Cover Page Interactive Data File (formatted as Inline Extensible Business Reporting Language).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: August 27, 2025	By:	/s/ Johanna Roberts
Johanna Roberts
Executive Vice President, General Counsel and Secretary